UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 16, 2009 (April 14, 2009)
Crown Crafts, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7604	58-0678148

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

916 South Burnside Avenue, Gonzales, LA	70737

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (225) 647-9100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The information set forth in Item 3.03 related to the Third Amendment (as defined therein) is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”), have executed Amendment No. 3 (the “Third Amendment”) to that certain Amended and Restated Rights Agreement dated as of August 6, 2003 between the Company and the Rights Agent, as amended by that certain Amendment No. 1 to Amended and Restated Rights Agreement dated as of July 12, 2006 and that certain Amendment No. 2 to Amended and Restated Rights Agreement dated as of August 30, 2006 (as so amended, the “Rights Agreement”), regarding the Company’s common stock purchase rights.
     The Third Amendment extends the Final Expiration Date (as defined in the Rights Agreement) to March 31, 2014 and increases the ownership threshold for determining “Acquiring Person” status under the Rights Agreement to 20%. No other changes were made to the principal terms of the common stock purchase rights as set forth in the Rights Agreement.
     The description contained herein of the Third Amendment is qualified in its entirety by reference to the terms of such document, which is attached hereto as an exhibit and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
4.1	Amendment No. 3 to Amended and Restated Rights Agreement dated as of April 14, 2009 between the Company and Computershare Trust Company, N.A.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CROWN CRAFTS, INC.
By:	/s/ E. Randall Chestnut
E. Randall Chestnut,
President and Chief Executive Officer

Dated: April 16, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment No. 3 to Amended and Restated Rights Agreement dated as of April 14, 2009 between the Company and Computershare Trust Company, N.A.

2